HOLD FOR RELEASE ON NOV 22nd

For Immediate Release

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD. ANNOUNCES APPOINTMENT OF MARINA WILLIAMS AS EXECUTIVE VICE-PRESIDENT

-Brings Significant Experience in Development and Management
of Successful Television Brands Across Central and Eastern Europe-

Hamilton, Bermuda, November 22, 2004 - Central European Media Enterprises Ltd. (CME) (NASDAQ: CETV) today announced the appointment of Marina Williams as Executive Vice-President, effective today. In this new position, Ms. Williams will be responsible for overseeing existing broadcast assets, the development of new regional business opportunities, and the integration of acquired properties into CME’s operating structure.

Michael Garin, Chief Executive Officer of CME, said “With the appointment of Marina as Executive Vice-President we have significantly strengthened our senior management team. Her extensive knowledge of Central and Eastern Europe and experience in the development and management of broadcast properties will be a tremendous asset to our company. We will clearly benefit from her impressive business acumen as we continue to strengthen our existing asset base and execute on our strategic growth initiatives.”

Chief Operating Officer Robert Burke added, “Marina’s arrival enables CME to match its management capabilities with the Company’s geographic expansion and its growing number of new channels. Her proven track record in managing and developing television networks in the region, and her specific knowledge of our markets, will bring an enormous benefit to CME and its local operating partners.”

Marina Williams most recently served as the Vice-President of Fox Channels Development at Fox Channels International, a subsidiary of News Corporation. While at News Corporation she facilitated the establishment of bTV, the first national commercial station in Bulgaria and currently the leading television station in the Country.

In 1999, Ms. Williams joined Fox Kids Europe as Managing Director of Central and Eastern Europe and was subsequently promoted to Executive Director, TV Channels Europe. At Fox Kids she was responsible for managing the operations of Fox Kids channels in Central and Eastern Europe as well as pan-European advertising plus sponsorship sales and the distribution of Fox Kids throughout the region. While at Fox Kids Ms. Williams added 6 channels to their operations, expanding the Fox Kids distribution to 35 million subscribers in 56 countries.

Ms. Williams started her career in 1991 with Turner Broadcasting in London. While at Turner she pioneered CNN International and Cartoon Network business in the emerging markets of Central and Eastern Europe and was responsible for sales, marketing and business development. In addition, Ms. Williams played an active role in setting up and lobbying for TV-6, the first commercial TV station in Russia.

Williams graduated from St. Petersburg University with a BA in Modern Languages and Political Science. She is a British and Russian citizen and resides in London with her husband and two children.

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This press release contains forward-looking statements, including the statement that we have significantly strengthened our senior management team, that the appointment will be a tremendous asset to our company, that we will continue to strengthen our existing asset base and execute on our strategic growth initiatives and that the appointment will bring an enormous benefit to CME and its local operating partners. For these statements and all other forward-looking statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, affecting the financial position, results of operations and cash flows of the Company, could differ materially from those described in or contemplated by the forward-looking statements.

Central European Media Enterprises Ltd. (CME) is a TV broadcasting company with leading stations in five Central and Eastern European countries reaching an aggregate of approximately 75 million people. The Company’s television stations are located in Croatia (Nova TV), Romania (PRO TV, Acasa, PRO Cinema), Slovakia (Markiza), Slovenia (POP TV, Kanal A) and Ukraine (Studio 1+1). CME is traded on the NASDAQ under the ticker symbol “CETV”.

For additional information contact:

Jonathan Lesko or Michael Smargiassi (Investors)
Olga Shmuklyer (Press)
Brainerd Communicators, Inc.
+1 212 986 6667
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